Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Carl M. Casale, Timothy Skidmore and Lisa Zell his or her true and lawful attorney-in-fact and agent, with full power to each act without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed on the 11 day of February, 2014, by the following persons:

Name	Title

/S/ CARL M. CASALE	President and Chief Executive Officer
Carl M. Casale	(Principal Executive Officer)

/S/ TIMOTHY SKIDMORE	Executive Vice President and Chief Financial Officer
Timothy Skidmore	(Principal Financial Officer)

/S/ THERESA EGAN	Vice President, Accounting and Corporate Controller
Theresa Egan	(Principal Accounting Officer)

/S/ DAVID BIELENBERG	Director and Chairman of the Board of Directors
David Bielenberg

/S/ DONALD ANTHONY	Director
Donald Anthony

/S/ ROBERT BASS	Director
Robert Bass

/S/ CLINTON J. BLEW	Director
Clinton J. Blew

/S/ DENNIS CARLSON	Director
Dennis Carlson

/S/ CURT EISCHENS	Director
Curt Eischens

/S/ JON ERICKSON	Director
Jon Erickson

/S/ STEVE FRITEL	Director
Steve Fritel

Name	Title

/S/ JERRY HASNEDL	Director
Jerry Hasnedl

/S/ DAVID JOHNSRUD	Director
David Johnsrud

/S/ DAVID KAYSER	Director
David Kayser

/S/ RANDY KNECHT	Director
Randy Knecht

/S/ GREG KRUGER	Director
Greg Kruger

/S/ EDWARD MALESICH	Director
Edward Malesich

/S/ STEVE RIEGEL	Director
Steve Riegel

/S/ DANIEL SCHURR	Director
Daniel Schurr

/S/ AL HOLM	Director
Al Holm